UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

CENTERPOINT ENERGY RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13265	76-0511406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Second Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP

On April 16, 2014, in connection with the closing of the initial public offering (the “Offering”) of Enable Midstream Partners, LP (the “Partnership”), CenterPoint Energy Resources Corp. (“CERC”), Enable GP, LLC (the “General Partner”), OGE Enogex Holdings, LLC, an affiliate of OGE Energy Corp. (“OGE”), and Enogex Holdings LLC and Bronco Midstream Infrastructure LLC, affiliates of ArcLight Capital Partners, LLC (“ArcLight”), entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), which, among other things, deleted certain provisions that have no effect after the Offering.

Under the Partnership Agreement, as of the closing of the Offering, CERC holds approximately 54.7 percent of the limited partner interests in the Partnership and OGE and ArcLight hold approximately 26.7 and 11.5 percent, respectively, of the limited partner interests. Also as of the closing of the Offering, 139,704,916 of CERC’s common units and 68,150,514 of OGE’s common units were converted into subordinated units.

Following the closing of the Offering, 100% of Available Cash (as defined in the Partnership Agreement) will be distributed to the limited partners each quarter. The General Partner owns incentive distribution rights that entitle it to an increasing percentage of quarterly cash distributions after specified distributions have been made to the limited partners. The Partnership Agreement also includes provisions governing the treatment of capital accounts, tax treatment and withdrawal of partners. The General Partner may be removed by the vote of 75 percent of the limited partner interests.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. For more information on the Partnership Agreement, see the description of the Partnership Agreement contained in the section of the prospectus dated April 10, 2014, filed by the Partnership with the United States Securities and Exchange Commission on April 11, 2014 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, entitled “The Partnership Agreement.”

First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Enable GP, LLC

On April 16, 2014, in connection with the closing of the Offering, the General Partner amended its Second Amended and Restated Limited Liability Company Agreement (the “Amendment”), to, among other things: (i) modify the list of matters that require a unanimous vote of the management members of the General Partner to include (A) election or removal of the General Partner’s Chief Executive Officer or Chief Financial Officer, (B) disposal of certain assets and (C) participation in certain new lines of business and (ii) make other clerical or clarifying modifications and amendments.

Following the closing of the Offering, the Board of Directors of the General Partner is composed of Scott M. Prochazka, President and Chief Executive Officer of CenterPoint Energy, Inc. (“CenterPoint”), Gary L. Whitlock, Executive Vice President and Chief Financial Officer of CenterPoint, Peter B. Delaney, Chairman, President and Chief Executive Officer of OGE, Sean Trauschke, Vice President and Chief Financial Officer of OGE, Lynn L. Bourdon, III, President and Chief Executive Officer of the General Partner, and Peter H. Kind.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously disclosed, we are a party to various other agreements and arrangements with the Partnership, the General Partner, OGE and ArcLight in connection with the formation of the Partnership.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP dated April 16, 2014

10.2	First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Enable GP, LLC dated April 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: April 22, 2014	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.

Date: April 22, 2014	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP dated April 16, 2014

10.2	First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Enable GP, LLC dated April 16, 2014